Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of our report dated March 3, 2005 relating to the financial statements and financial statement schedules of Pennichuck Corporation, which appears in Pennichuck Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 30, 2005
